UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2024 (the “Closing Date”), Virpax Pharmaceuticals, Inc. (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 937,034 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), pre-funded warrants to purchase up to 729,633 shares of Common Stock (“Pre-Funded Warrants”), Series A-1 Common Stock purchase warrants (“Series A-1 Common Warrants”) to purchase up to 1,666,667 shares of Common Stock (“Series A-1 Warrant Shares”), and Series A-2 Common Stock purchase warrants (“Series A-2 Common Warrants” and together with the Series A-1 Common Warrants, the “Common Warrants”) to purchase up to 1,666,667 shares of Common Stock (“Series A-2 Warrant Shares” and together with the Series A-1 Warrant Shares, the “Common Warrant Shares”). Each Share and associated Series A-1 Common Warrant and Series A-2 Common Warrant to purchase an aggregate of two (2) Common Warrant Shares was sold at a combined public offering price of $1.35. Each Pre-Funded Warrant and associated Series A-1 Common Warrant and Series A-2 Common Warrant to purchase an aggregate of two (2) Common Warrant Shares was sold at a combined public offering price of $1.34999.

The aggregate gross proceeds from the Offering was approximately $2.25 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes and may use a portion of the proceeds to settle a portion of an obligation of the Company pursuant to a settlement agreement.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one (1) share of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.00001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. Each Series A-1 Common Warrant has an exercise price of $1.35 per share, is immediately exercisable for one (1) share of Common Stock, and expires five (5) years from its issuance date. Each Series A-2 Common Warrant has an exercise price of $1.35 per share, is immediately exercisable for one (1) share of Common Stock, and expires eighteen (18) months from its initial issuance date.

The Shares, Pre-Funded Warrants and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Common Warrants, the Common Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-278796), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on May 14, 2024.

The foregoing does not purport to be a complete description of each of the Series A-1 Common Warrants, Series A-2 Common Warrants or Pre-Funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on May 14, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days and will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of six (6) months after the Closing Date of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agent Agreement

Also, in connection with the Offering, on May 14, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds raised in the Offering. Further, on the Closing Date, the Placement Agent credited $75,000 to the Company’s benefit, to be subtracted off the aggregate fee. The Company reimbursed the Placement Agent $25,000 for a non-accountable expense allowance.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company (for a period of sixty (60) days from the date of the Placement Agency Agreement) and each of these persons (for a period of ninety (90) days from the date of the Placement Agency Agreement) may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that for a period of six (6) months after the Offering the Company will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, without the prior written consent of the Placement Agent.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the Offering on May 15, 2024. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As of the date of this Current Report on Form 8-K, after the closing of the Offering and the exercise of certain Pre-Funded Warrants, there are 2,741,600 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of May 14, 2024, by and between Virpax Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, as placement agent.
4.1*	Form of Series A-1 Common Warrant
4.2*	Form of Series A-2 Common Warrant
4.3*	Form of Pre-Funded Warrant
10.1*	Form of Securities Purchase Agreement
99.1*	Press Release dated May 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: May 17, 2024	By:	/s/ Gerald Bruce
	Name:	Gerald Bruce
	Title:	Chief Executive Officer

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